Exhibit 99.1

FOR IMMEDIATE RELEASE

BankFinancial Corporation Reports Third Quarter 2007 Earnings and

Filing of Quarterly Report on Form 10-Q

and Quarterly Financial and Statistical Supplement

with the Securities and Exchange Commission

Burr Ridge, Illinois - (November 1, 2007) BankFinancial Corporation (Nasdaq – BFIN) (“BankFinancial”) announced that it has filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 and a Quarterly Financial And Statistical Supplement on Form 8-K, with the U.S. Securities and Exchange Commission (the “SEC”).

BankFinancial reported net income of $2.2 million, or $0.11 per common share, for the three months ended September 30, 2007, compared to $2.8 million, or $0.12 per common share, for the three months ended September 30, 2006. Net income for the three months ended September 30, 2007 includes $790,000, net of taxes, or $0.04 per common share, of stock-based compensation expense, compared to $600,000, net of taxes, or $0.03 per common share, for the three months ended September, 2006.

Net income for the nine months ended September 30, 2007, was $6.2 million, or $0.30 per common share, compared to $8.8 million, or $0.39 per common share, for the nine months ended September 30, 2006. Net income for the nine months ended September 30, 2007 includes $2.3 million, net of taxes, or $0.11 per common share, of stock-based compensation expense, compared to $1.1 million, net of taxes, or $0.05 per common share, for the nine months ended September, 2006. During the nine months of 2007, BankFinancial repurchased 1,742,023 shares at an aggregate cost of approximately $28.7 million.

At September 30, 2007, BankFinancial had total assets of $1.505 billion, total loans of $1.276 billion, total deposits of $1.099 billion and stockholders’ equity of $304 million.

The Quarterly Report on Form 10-Q and the Quarterly Financial And Statistical Supplement is available at BankFinancial’s Internet site, www.bankfinancial.com under Stockholder Information and at the SEC’s Internet site, www.sec.gov. Management will review third quarter 2007 results in a conference call and webcast for stockholders and analysts on Friday, November 2, 2007 at 9:30 a.m. Chicago Time. The conference call may be accessed by calling (800) 573-4754 and using participant passcode 81149243. The conference call will be simultaneously webcast at www.bankfinancial.com, on the “Stockholder Information” page. For those persons unable to participate in the conference call, the webcast will be archived through 5:00 p.m. Chicago Time on November 16, 2007 on our website.

BankFinancial Corporation is the holding company for BankFinancial, F.S.B., a full-service, community-oriented bank providing financial services to individuals, families and businesses through 18 full-service banking offices, located in Cook, DuPage, Lake and Will Counties, Illinois. BankFinancial Corporation became a publicly-traded company on June 24, 2005, and its common stock trades on the Nasdaq Stock Market under the symbol BFIN.

“Forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 may be included in this release. A variety of factors could cause BankFinancial Corporation’s actual results to differ from those expected at the time of this release. Investors are urged to carefully review and consider the various disclosures made by BankFinancial Corporation in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in BankFinancial Corporation’s Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC’s web site at http://www.sec.gov or on BankFinancial’s web site at http://www.bankfinancial.com.

For Further Information

Contact:	Shareholder, Analyst
	and Investor Inquiries:	Media Inquiries:
	Elizabeth A. Doolan	Gregg T. Adams,
	Senior Vice President –Finance	Executive Vice President – Marketing & Sales
	BankFinancial Corporation	BankFinancial Corporation
	Telephone: 630-242-7151	Telephone: 630-242-7234